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                                                                    EXHIBIT 12.2

                            FEDERAL DATA CORPORATION
          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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                                                                                                            SIX
                                                                                                          MONTHS
                                                                                            YEAR ENDED     ENDED
                                                                                           DECEMBER 31,  JUNE 30,
                                                                                               1996        1997
                                                                                           ------------  ---------
Income (loss) from continuing operations before income taxes.............................   $    3,929   $  (5,134)
                                                                                           ------------  ---------
Fixed Charges:
  Pro forma total interest expense, including amortization of deferred
    financing fees.......................................................................       15,771       7,048
  Rentals:
    33% of combined rental expense.......................................................        1,922         980
                                                                                           ------------  ---------
      Total fixed charges................................................................       17,693       8,028
                                                                                           ------------  ---------
Earnings before income taxes and fixed charges...........................................   $   21,622   $   2,894
                                                                                           ------------  ---------
                                                                                           ------------  ---------
Ratio of earnings to fixed charges.......................................................         1.22      (A)
                                                                                           ------------  ---------
                                                                                           ------------  ---------
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(A) As a result of the loss incurred during the six month period ended June 30,
    1997, the Company was unable to fully cover the indicated fixed charges.
    Earnings did not cover fixed charges by $5,134.